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                             WELLS FARGO & COMPANY
                             EQUITY INCENTIVE PLAN

I.     PURPOSES OF THE PLAN

       This Equity Incentive Plan (the "Plan") is intended to promote the interests of Wells Fargo & Company (the "Corporation") and its subsidiaries by providing a method whereby employees of the Corporation and its subsidiaries who are largely responsible for the management, growth and success of the business may be offered incentives and rewards which will encourage them to continue in the employ of the Corporation or its subsidiaries.

II.    ADMINISTRATION OF THE PLAN

       The Plan shall be administered by a committee of the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of at least three members, none of whom while serving as such shall be, or during the one-year period prior to such service shall have been, eligible to participate in the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation or any of its subsidiaries. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all persons who have an interest in the Plan.

III.   ELIGIBILITY FOR AWARDS

       The persons who shall be eligible to receive awards under the Plan shall be such key employees of the Corporation and its subsidiaries (including officers, whether or not they are directors) as the Committee shall from time to time select.

IV.    STOCK SUBJECT TO THE PLAN

       (a) CLASS. The stock which is to be made the subject of awards granted under the Plan shall be the Corporations's authorized but unissued Common Stock, par value $5 per share ("Common Stock"). In connection with the issuance of shares of Common Stock under the Plan, the Corporation may repurchase shares in the open market or otherwise.

       (b)   AGGREGATE AMOUNT.

             (1) The total number of shares issuable under the Plan shall not exceed 1,750,000 shares (subject to adjustment under Section IV(d)). No limitation shall exist on the aggregate amount of cash payments the Corporation

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       may make in connection with share rights pursuant to Section VII(b) or the surrender of options pursuant to Article VI(c).

             (2) If any outstanding option under the Plan expires or is terminated for any reason or is surrendered pursuant to Section VI(c), then the Common Stock allocable to the unexercised or surrendered portion of such option shall not be charged against the limitation of
       Section IV(b)(1) and may again become the subject of a stock option granted under the Plan.

             (3) If (i) any outstanding share rights under the Plan terminate for any reason prior to the issuance of the total number of shares subject to the share rights, or (ii) any outstanding share rights are paid in the form of cash in lieu of the issuance of Common Stock under the Plan, then the number of unissued shares of Common Stock under such share rights shall not be charged against the limitation of Section IV(b)(1) and may again be made the subject of subsequent share rights granted under the Plan.

       (c) ANNUAL LIMITATIONS ON GRANTS. The maximum number of shares for which options or share rights may be granted in any one calendar year shall not exceed 350,000 shares (subject to adjustment under Section IV(d)). For purposes of this Article IV(c) a share right shall be deemed to be granted for the maximum number of shares which could be issued thereunder; provided that, upon and following the occurrence, if any, of circumstances which, under the terms of the share right, reduce the number of shares which can be issued thereunder, the share right shall be deemed to be granted for such reduced number of shares.

       (d) ADJUSTMENTS. In the event any change is made to the Common Stock subject to the Plan or subject to any outstanding award granted under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares subject to the Plan, the maximum number of shares for which options or share rights may be granted in any one calendar year, the number of shares and price per share of stock subject to outstanding options, and the number of shares subject to share rights.

V.     FORM AND GRANT OF AWARDS

       The Committee shall have the authority to grant to eligible employees one or more awards under the Plan. An award shall be in the form of a stock option meeting the specifications of Article VI or a share right meeting the specifications of Article VII or a combination thereof, as the Committee shall determine.

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VI.    STOCK OPTIONS

       Stock options granted under the Plan may be either incentive stock options qualifying under Section 422A of the Internal Revenue Code of 1954, as amended ("Incentive Options"), or nonstatutory options, and shall be appropriately designated. The options shall be evidenced by instruments in such form as the Committee may from time to time approve. Such instruments shall conform to the following terms and conditions:

       (a)   OPTION PRICE.   The option price per share shall be the fair
market value of a share of Common Stock on the day the option is granted.

       (b)   NUMBER OF SHARES, TERM AND EXERCISE.

             (1) Each option granted under the Plan shall be exercisable on such date or dates, during such period and for such number of shares as shall be determined by the Committee and set forth in the instrument evidencing such option. No option granted under the Plan, however, shall become exercisable during the first six months of the option term, except in the event of the optionee's death or disability; nor shall any option have an expiration date which is more than 10 years after the date of the option grant.

             (2) Any option granted under the Plan may be exercised by notice to the Corporation at any time prior to the termination of such option. Except as authorized by the Committee in accordance with Section VIII, the option price for the number of shares of Common Stock for which the option is exercised shall become immediately due and payable upon exercise.

             (3) The option price shall be payable in cash or by personal check (or, if authorized by the Committee in accordance with Section VIII, a promissory note payable in installments in cash or by personal check), provided that, if and to the extent determined by the Committee and set forth in the instrument evidencing the option, all or a portion of the option price may be payable in shares of Common Stock. Shares of Common Stock delivered to the Corporation as payment of all or a portion of the option price shall be valued at their fair market value on the date of exercise of the option.

       (c)   APPRECIATION DISTRIBUTION.

             (1) Any instrument evidencing an option granted under the Plan may provide that the option-holder is entitled, by notice of the Corporation at any time while the option is

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       exercisable, to surrender the option, in whole or in part to the extent it is then exercisable, for an appreciation distribution by the Corporation in an amount equal to the difference between the fair market value, on the date of the option surrender, of the Common Stock subject to the surrendered option (or the surrendered portion thereof) and the aggregate option price for such Common Stock. An instrument evidencing an option may contain such further restrictions on the right of surrender as the Committee shall determine and, if the option is not intended to be an Incentive Option, may provide that the option may be surrendered, in whole or in part and under such specified circumstances as the Committee shall determine, at a time or times when the option is not exercisable; provided that in no event shall the option be surrendered during the first six months of the option term, except in the event of the optionee's death or disability.

             (2) If the option is surrendered in whole or in part, the appreciation distribution to which the option-holder is entitled shall be made in the form of Common Stock and cash in accordance with the percentages of each designated by the option-holder on his surrender-notification form, subject to the provisions of Section VI(c)(3); provided, however, that at least 50% of the distribution must be made in whole shares of Common Stock. For purposes of computing the number of shares to be distributed, the Common Stock shall be valued as of the date the option is surrendered.

             (3) If (i) the option-holder is at the time of the option surrender considered an officer or director of the Corporation for purposes of Section 16(b) of the Securities Exchange Act of 1934, or was such an officer or director at any time during the six-month period immediately preceding the option surrender and made any purchase or sale of Common Stock during such six-month period, and (ii) the option is being surrendered in part for cash, then the following additional terms and conditions shall apply to the surrender of the option:

                   (A) The option can only be surrendered during the so-called "window period" commencing on the third and ending on the twelfth business day following the day on which the Corporation's quarterly or annual summaries of income and earnings are released to the public; and

                   (B) The Committee, which shall have sole discretion in the matter, shall determine the percentages of Common Stock and cash in which the appreciation distribution shall be made; provided,

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             however, that at least 50% of the distribution must be made in whole shares of Common Stock.

       (d)   TERMINATION OF EMPLOYMENT.

             (1) If any optionee ceases to be employed by the Corporation or any of its subsidiaries other than by reason of death or termination for gross and willful misconduct, then any outstanding option granted such optionee under the Plan may be exercised, to the extent such option was exercisable on the date of the optionee's cessation of employment, at any time prior to the earlier of (i) the end of the three-month period following the date of his cessation of employment (OR, IF TERMINATION OCCURS BY REASON OF DISABILITY OR RETIREMENT, SUCH LONGER PERIOD, NOT EXCEEDING THREE YEARS, AS THE COMMITTEE DETERMINES) or (ii) the specified expiration date of the option. However, if Section VI(c)(3) would still be applicable to the surrender of any such option after the date of the optionee's cessation of employment, such option shall not cease to be exercisable before the earlier of (i) the end of the window period immediately following the window period within which or immediately prior to which occurs the optionee's cessation of employment or (ii) the specified expiration date of the option.

             (2) Should the optionee's employment be terminated for gross and willful misconduct during the course of his employment, including (without limitation) the wrongful appropriation of employer funds or the commission of a felony, then any outstanding options granted such optionee under the Plans may be terminated by the Committee as of the date of such misconduct.

       (e) DEATH OF OPTIONEE. Any option granted the optionee under the Plan and outstanding on the date of his death may be exercised, to the extent such option was exercisable on the date of his death, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution, at any time prior to the earlier of
(i) A SPECIFIED DATE, NOT LATER THAN THE THIRD ANNIVERSARY OF THE OPTIONEE'S DEATH, DETERMINED BY THE COMMITTEE or (ii) the specified expiration date of such option. Upon the occurrence of the earlier event, the option shall then terminate.

       (f) INCENTIVE OPTIONS. Options granted under the Plan which are intended to be Incentive Options shall be subject to the following additional terms and conditions:

             (1) PRIOR OUTSTANDING OPTION. Under no circumstances may an Incentive Option granted before January 1, 1987 be

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       exercised while there remains outstanding any other Incentive Option which was granted at an earlier date to the optionee to purchase stock in the Corporation, his employer corporation or any other corporation which is on the date of grant of the later option either a parent or subsidiary corporation of his employer corporation or in a predecessor corporation of any such corporation. Solely for purposes of this Section VI(f)(1), an Incentive Option shall be treated as outstanding until such option is exercised in full or expires by lapse of time.

             (2)   DOLLAR LIMITATIONS.

                   (A)   INCENTIVE OPTIONS GRANTED AFTER DECEMBER 31, 1986.
             To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of shares with respect to which options granted after December 31, 1986 that would otherwise be Incentive Stock Options are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the Corporation, a parent or subsidiary corporation or predecessor thereof) exceeds the sum of $100,000, whether by reason of acceleration or otherwise, such options shall be treated as "nonstatutory" options. Such options shall be taken into account in the order in which they were granted.

                   (B)   INCENTIVE OPTIONS GRANTED BEFORE JANUARY 1, 1987.
             The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock which may be made the subject of Incentive Options granted to any employee under the Plan (or any other plan of the Corporation or his employer corporation or its parent or subsidiary corporation or a predecessor of any such corporation) in any one calendar year before January 1, 1987 shall not exceed the sum of One Hundred Thousand Dollars ($100,000), plus any unused Carryover from each of the three immediately preceding calendar years after 1980. For purposes of the preceding limitation, the term "Carryover" means, with respect to each calendar year after 1980, one-half (1/2) the amount by which the sum of One Hundred Thousand Dollars ($100,000) exceeds the aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which the optionee is granted Incentive Options under the Plan (or any other option plan of the Corporation, his employer corporation and its parent and subsidiary corporation) in such calendar year. Incentive Options granted during any calendar year shall first be applied against the basic $100,000

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             limitation in effect for such calendar year and then applied against any unused Carryovers to such calendar year in the order of the calendar years in which the Carryovers arose.

             (3)   10% SHAREHOLDER. If any employee to whom an Incentive
       Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (determined with application of the ownership attribution rules of Section 425(d) of the Internal Revenue
       Code) possessing more than 10% of the total combined voting power of all classes of stock of his employer Corporation or of its parent or subsidiary corporation, then the following special provisions shall be applicable to the option granted to such individual:

                   (i) The option price per share of the Common Stock subject to such Incentive Option shall not be less than 110% of the fair market value of one share of Common Stock on the date of grant; and

                   (ii)  The Option shall not have a term in excess of five
             (5) years from the date of grant.

             (4) PARENT; SUBSIDIARY. For purposes of this Section VI(f) "parent and subsidiary corporation" and "parent or subsidiary corporation" shall have the meaning attributed to those terms under
       Section 422A(b) of the Internal Revenue Code.

       (g)   WITHHOLDING ON NONSTATUTORY OPTIONS.

             (1) In the event that an optionee is required to pay to the Corporation an amount with respect to income and employment tax withholding obligations in connection with exercise of a nonstatutory option, the Committee may, in its discretion and subject to such rules as it may adopt, permit the optionee to satisfy the obligation, in whole or in part, by making an irrevocable election that a portion of the total value of the shares of Common Stock subject to the nonstatutory option be paid in the form of cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum Federal and State income and employment tax liability arising from the option exercise transaction.

             (2)  If the optionee is subject to the trading restrictions of
       Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act") at the time of exercise of an option, any election under this subparagraph (g) by such

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       individual shall be made either (i) at least six months prior to the date the amount of withholding tax due with respect to the exercise is calculated (the "Tax Date") or (ii) on or prior to the Tax Date, within a "window period" as defined in Rule 16b-3(e)(3)(iii) under the 1934 Act; and shall apply only to options exercised six months or more after the date of grant (unless the option holder dies or becomes disabled prior to the expiration of such six-month period). Should the Tax Date be deferred for six months following the exercise date, the full amount of shares purchased under the exercised option shall be issued to the officer or director upon exercise, but such individual shall be obligated unconditionally, upon approval of his withholding election, to tender back to the Corporation on the Tax Date the requisite number of shares of Common Stock (plus cash for any fractional amount) needed to satisfy the designated percentage of his minimum Federal and State income and employment tax withholding liability.

VII. RESTRICTED SHARE RIGHTS

       (a) NATURE OF RIGHTS. Share rights granted under the Plan shall provide an employee with the restricted right to receive shares of Common Stock under the Plan. The right to receive shares (together with cash dividend equivalents if so determined by the Committee) pursuant to any share rights shall be subject to such terms, conditions and restrictions (whether based on performance standards or periods of service or otherwise) as the Committee shall determine. However, in no event shall any share rights entitle the holder to receive shares under the Plan free of all restrictions on transfer at any time prior to the expiration of two (2) years of service after the grant date of such share rights except, if the Committee shall so determine, in the case of death, disability or retirement. The Committee shall have the absolute discretion to determine whether any consideration (other than the services of the employee) is to be received by the Corporation or its subsidiaries as a condition precedent to the issuance of shares pursuant to share rights. The terms, conditions and restrictions to which share rights are subject may vary from grant to grant.

       (b) FORM; CASH PAYMENTS. All share rights granted under the Plan shall be evidenced by instruments in such form as the Committee may from time to time approve. The Committee shall have the absolute discretion to incorporate into one or more of such instruments provisions for the payment of share rights partly in shares of Common Stock and partly in cash in accordance with the following terms and conditions:

                         (i) The Committee may require that a designated percentage of the total value of the shares of Common Stock subject to the share

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                   rights held by one or more employees be paid in the form of cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the federal and state income tax withholding obligations that arise at the time the share rights become free of all restrictions under the Plan. The designated percentage shall be equal to the income tax withholding rate in effect at the time under federal and applicable state law.

                         (ii) The Committee may provide one or more employees whose share rights are subject to the mandatory cash payment under clause (i) with an election to receive an additional percentage of the total value of the Common Stock subject to their share rights in the form of a cash payment in lieu of the issuance of Common Stock. The additional percentage shall not exceed the difference between 50% and the designated percentage under clause (i). If any employee to whom an election under this clause (ii) is granted is, at the time such election is to be exercised, considered an officer or director of the Corporation for purposes of
                    Section 16(b) of the Securities Exchange Act of 1934, or was such an officer or director at any time during the six-month period immediately preceding the date of the election and made any purchase or sale of Common Stock during such six-month period, then the following provisions shall be applicable to the exercise of his election under this clause
                    (ii):

                               (A) The election can be exercised only during one of the so-called "window periods," through and including the window period which ends immediately prior to the date the share rights are to become free of all restrictions under the Plan. Each window period shall commence on the third and end on the twelfth business day following the day on which the Corporation's quarterly or annual summaries of income and earnings are released to the public.

                                 (B) The Committee shall have absolute
                         discretion to approve or disapprove the election.

       (c) MODIFICATION OF RIGHTS. The Committee shall have full power and authority to modify or waive any or all of the terms,

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conditions or restrictions applicable to any outstanding share rights;
provided, however, that (i) no such modification or waiver shall, without the consent of the holder of the share rights, adversely affect the holder's rights thereunder and (ii) no such modification or waiver shall reduce the service requirement specified in subparagraph VII(a) to less than two (2) years, except in the event of the holder's death, disability or retirement.

VIII.  LOANS, LOAN GUARANTEES AND INSTALLMENT PAYMENTS

       In order to assist an employee (including an employee who is an officer or director of the Corporation) in the acquisition of shares of Common Stock pursuant to an award granted under the Plan, the Committee may authorize, at either the time of the grant of an award or the time of the acquisition of Common Stock pursuant to the award, (i) the extension of a loan to the employee by the Corporation, (ii) the payment by the employee of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Corporation of a loan obtained by the employee from a third party. The terms of any loans, guarantees or installment payments, including the interest rate and terms of repayment, will be subject to the discretion of the Committee. Loans, installment payments and guarantees may be granted without security, the maximum credit available being the purchase price, if any, of the Common Stock acquired plus the maximum federal and state income and employment tax liability which may be incurred in connection with the acquisition.

IX.  ASSIGNABILITY

       No option or share right granted under the Plan shall be assignable or transferable by the optionee other than by will or by the laws of descent and distribution, and during the lifetime of the optionee options granted under the Plan shall be exercisable only by him.

X.     SHAREHOLDER RIGHTS

       No person shall have any rights as a shareholder with respect to the shares of Common Stock subject to an option or share right granted under the Plan until he shall have been issued a stock certificate for such shares.

XI.    VALUATION OF COMMON STOCK

       For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be its closing price, as quoted on the New York Stock Exchange Composite Tape, on the day immediately prior to the date in question. If there is no quotation available for such day, then the closing price on the next preceding day for which there does exist such a quotation

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shall be determinative of fair market value.  If, however, the Committee determines that, as a result of circumstances existing on any date, the use of such price is not a reasonable method of determining fair market value on that date, the Committee may use such other method as, in its judgment, is reasonable.

XII.   EFFECTIVE DATE AND TERM OF PLAN

             (a) EFFECTIVE DATE. The Plan shall become effective on the date it is adopted by the Board of Directors of the Corporation, but no shares of Common Stock shall be issued under the Plan and no options granted under the Plan shall be exercisable before the Plan is approved by the holders of at least a majority of the Corporation's outstanding voting stock represented and voting at a duly-held meeting at which a quorum is present, provided the shares voting for approval also constitute at least a majority of the required quorum. If such shareholder approval is not obtained, then any options or share rights previously granted under the Plan shall terminate and no further options or share rights shall be granted. Subject to such limitation, the Committee may grant options and share rights under the Plan at any time after the adoption of the Plan by the Board of Directors of the Corporation and before the date fixed herein for termination of the Plan.

             (b) TERM. The Plan shall terminate on the 10th anniversary of the date of the Plan's adoption by the Board of Directors of the Corporation. Any option or share right outstanding under the Plan at the time of its termination shall continue to have full force and effect in accordance with the provisions set forth in the instruments evidencing such option or share right.

XIII.  AMENDMENT OR DISCONTINUANCE BY BOARD ACTION

       The Board of Directors of the Corporation may amend, suspend or discontinue the Plan in whole or in part at any time; provided, however, that, except to the extent necessary to qualify as Incentive Options any or all options granted under the Plan which are intended to so qualify, such action shall not adversely affect rights and obligations with respect to options or share rights at the time outstanding under the Plan; and provided, further, that no modification of the Plan by the Board of Directors of the Corporation without the approval of the Corporation's shareholders shall (i) change the number of shares of Common Stock which may be issued under the Plan (unless necessary to effect the adjustments required under subparagraph IV(d)), (ii) materially increase the benefits accruing to participants in the Plan, (iii) materially modify the eligibility requirements for awards under the Plan or (iv) render any member

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of the Committee eligible to receive awards under the Plan at any time while serving on the Committee.

XIV.  CONSTRUCTION

       Whenever used in the Plan, the masculine gender shall include the feminine gender and the singular shall include the plural.

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